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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                   FORM 8-K



            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                                June 16, 1994
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                        COMMISSION FILE NUMBER 1-9718

                                PNC BANK CORP.

            (Exact name of registrant as specified in its charter)



         PENNSYLVANIA                                25-1435979
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)



                                ONE PNC PLAZA
                         FIFTH AVENUE AND WOOD STREET
                        PITTSBURGH, PENNSYLVANIA 15265
                   (Address of principal executive offices)
                                  (Zip Code)



                                (412) 762-3900
             (Registrant's telephone number, including area code)

        (Former name or former address, if changed since last report)

                                Page 1 of 10
                       Exhibit Index begins on page 4





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ITEM 5. OTHER EVENTS


        SECOND QUARTER 1994 FINANCIAL RESULTS

        On July 19, 1994, PNC Bank Corp. ("Corporation") reported results of operations for the three months and six months ended June 30, 1994. Excerpts from the earnings press release issued by the Corporation are attached as Exhibit 99 and incorporated herein by reference.

        ACQUISITION OF BLACKROCK FINANCIAL MANAGEMENT L.P.

        On June 16, 1994, the Corporation entered into an agreement to acquire BlackRock Financial Management L.P. ("BlackRock") for approximately $240 million in cash and notes. BlackRock is a New York-based fixed income asset management firm with approximately $23 billion of assets under management. The Corporation estimates the acquisition will increase its total discretionary assets under management to approximately $75 billion and add approximately 20 percent to the Corporation's investment management and trust revenue. The transaction is expected to close in the fourth quarter of 1994, subject to receipt of regulatory and other approvals.

        ACQUISITION OF FIRST EASTERN CORP.

        Effective at the close of business on June 17, 1994, the Corporation acquired First Eastern Corp. ("First Eastern") for approximately $330 million in cash. First Eastern had assets of approximately $2 billion and deposits of approximately $1.8 billion. The acquisition expanded the Corporation's presence in northeastern Pennsylvania, resulting in a combined network spanning an 11-county region.

        ACQUISITION OF MORTGAGE SERVICING PORTFOLIO

        On June 23, 1994, the Corporation consummated its acquisition of a $10-billion residential mortgage servicing portfolio from Associates Corp. of North America, effective May 31, 1994. The purchase price totaled approximately $117 million, of which approximately $94 million was paid on June 23, 1994. The remainder of the purchase price is expected to be paid in the fourth quarter of 1994 upon the receipt of certain consents. The acquisition increased the size of the Corporation's mortgage servicing portfolio to approximately $46 billion. The portfolio will be serviced by the Corporation's existing mortgage servicing centers.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

        The exhibit listed on the Exhibit Index on page 4 of this Form 8-K is filed herewith.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PNC BANK CORP.
                                            (REGISTRANT)

  Date: July 22, 1994                    By /s/ Robert L. Haunschild
                                            --------------------------
                                            Robert L. Haunschild
                                            SENIOR VICE PRESIDENT AND
                                            CHIEF FINANCIAL OFFICER





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                                EXHIBIT INDEX

99 Excerpts from the earnings press release issued by the Corporation on July 19, 1994, with respect to results of operations for the three months and six months ended June 30, 1994, filed herewith.


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